                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated July 27, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., Allmerica Financial Life Insurance and Annuity Company and Allmerica Investments, Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule B of the Agreement to address a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        ALLMERICA FINANCIAL LIFE INSURANCE
                                        AND ANNUITY INSURANCE COMPANY


Attest: /s/ Sarah Latome                By: /s/ Mark Hog
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                   Page 1 of 3

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                                        ALLMERICA INVESTMENTS, INC.


Attest: /s/ Lisa Austin                 By: /s/ Richard M. LaVista
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                   Page 2 of 3

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                                   SCHEDULE B

                                        LOGO COLORS

                                        One Color - both the box and the word
                                        Investments print black with a white
                                        Chevron and White AIM inside the box.

(A I M INVESTMENTS (SM) LOGO)

                                        Two Colors - in printed versions of the
                                        logo, the preferred usage is always two
                                        color reproduction. The box prints in
                                        PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.

(A I M INVESTMENTS (SM) LOGO)

                                        Four Color Process - the box prints Cyan
                                        100% Magenta 0%, Yellow 100%, Black 20%
                                        to simulate PMS 356 Green. The word
                                        Investments prints solid black.